UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 12, 2016

Date of Report (date of earliest event reported)

Asiya Pearls, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-192877	33-1230229
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

+52 (55) 55-110-110

  (Registrant’s telephone number, including area code)

H. 2434, Tengengar Galli

Belgaum, Karnataka, India 590001

Telephone No.: 011 91 97 65 24 89 53

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “ Securities Act ”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as “anticipates,” believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “future,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

●	our financial performance, including our history of operating losses;

●	our ability to obtain additional funding to continue our operations;

●	our ability to successfully develop and commercialize our products;

●	changes in the regulatory environments of the United States and other countries in which we intend to operate;

●	our ability to attract and retain key management and other personnel;

●	competition from new market entrants;

●	our ability to identify and pursue development of additional products; and

●	the other factors contained in the section entitled “Risk Factors” contained in this Current Report on Form 8-K.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

EXPLANATORY NOTE

As used in this Current Report on Form 8-K, (1) the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of, Asiya Pearls, Inc., a Nevada corporation (“Asiya”), and QPAGOS Corporation, a Delaware corporation (“Qpagos”), after giving effect to the Merger (defined below) and the related transactions described herein, (2) the term Asiya refers to the business of Asiya Pearls, Inc. prior to the Merger, and (3) the term Qpagos refers to the business of Qpagos Corporation (Delaware), prior to the Merger, in each case unless otherwise specifically indicated or as is otherwise contextually required. To avoid confusion and for purposes of clarity, the historical pre-merger operations of the Company are referred to in this Current Report as “Asiya”.

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by us that relate to the Merger (as defined below) between us and QPAGOS Corporation, which transactions are described herein, together with certain related actions taken by us.

The information contained in this Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Form 10 Information
Description of Business
Risk Factors
Management’s Discussion and Analysis
Description of Properties
Security Ownership of Certain Beneficial Owners and Management
Directors, Executive Officers and Corporate Governance
Executive Compensation
Certain Relationships and Related Transactions, and Director Independence
Legal Proceedings
Recent Sales of Unregistered Securities
Controls and Procedures
Market for Registrants Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Description of Capital Stock
Indemnification of Officers and Directors
Financial Statements and Supplementary Data
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Exhibits, Financial Statement Schedules
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2016, Asiya Pearls, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QPAGOS Corporation, a Delaware corporation (“Qpagos”), and QPAGOS Merge, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).  Pursuant to the Merger Agreement, on May 12, 2016 QPAGOS and Merger Sub merged (the “Merger”), and Qpagos continued as the surviving corporation of the Merger.

As a result of the Merger, each outstanding share of Qpagos common stock (other than shares owned by any stockholder of Qpagos who is entitled to and properly exercises dissenters’ rights under Delaware law) will be converted into the right to receive two (2) shares of the Company’s common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement, the Company will issue, and Qpagos stockholders will receive in a tax-free exchange, shares of the Company common stock such that Qpagos stockholders will own approximately ninety-one percent (91%) of the Company and the Company stockholders will own approximately ninety one percent (91%) of the Company. In addition, each outstanding warrant of Qpagos has been assumed by the Company and converted into a warrant to acquire a number of shares of Company common stock equal to twice the number of shares of common stock of Qpagos subject to the warrant immediately before the effective time of the Merger at an exercise price per share of Company common stock equal to fifty percent (50%) of the warrant exercise price for Qpagos common stock. There are no outstanding stock options of Qpagos.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated into this report by reference. This description of the Merger and the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the representations, warranties and covenants in Merger Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

On May 12, 2016, pursuant to the Merger Agreement, Merger Sub and Qpagos consummated the Merger, and Qpagos became a wholly owned subsidiary of Asiya.

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of Qpagos’ capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive two shares of Asiya’s common stock, par value $0.0001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, Asiya assumed all of Qpagos’ warrants issued and outstanding immediately prior to the Merger, which are now exercisable for approximately 6,219,200 shares of Common Stock, respectively, as of the date of the Merger. Prior to and as a condition to the closing of the Merger, the then-current Asiya stockholder of 5,000,000 shares of Common Stock agreed to return to Asiya 4,775,000 shares of Common Stock held by such holder to Asiya and the then-current Asiya stockholder retained an aggregate of 25,000 shares of Common Stock and the other stockholders of Asiya retained 5,000,000 shares of Common Stock. Therefore, following the Merger, Qpagos’ former stockholders now hold 49,929,000 shares of Asiya common stock which is approximately 91% of the Company Common Stock outstanding.

Upon consummation of the Merger, Asiya expanded its board of directors (the “Board”) from one to three directors, each of whom will be directors designated by Qpagos.

Pursuant to the Merger Agreement, each party has made certain customary representations and warranties to the other parties thereto. The Merger was conditioned upon approval by Qpagos’ stockholders and certain other customary closing conditions.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Original Merger Agreement which is filed as Exhibit 2.1, to this Current Report on Form 8-K, and each of which is incorporated by reference herein.

Accounting Treatment

The Merger is being treated as a reverse acquisition of Asiya, a public shell company, for financial accounting and reporting purposes. As such, Qpagos is treated as the acquirer for accounting and financial reporting purposes while Asiya is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the United States Securities and Exchange Commission (“SEC”) will be those of Qpagos, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Qpagos.

Smaller Reporting Company

Following the consummation of the Merger, the Company will continue to be a “smaller reporting company,” as defined in Regulation S-K promulgated under the Exchange Act.

FORM 10 INFORMATION

For purposes of this Current Report on Form 8-K, the Company is providing certain information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act. As such, the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Asiya and Qpagos, after giving effect to the Merger and the related transactions described below, except with respect to information for periods before the consummation of the Merger which refer expressly to Qpagos or Asiya, as specifically indicated.

BUSINESS

Overview

We are a provider of next generation physical and virtual payment services that we introduced to the Mexican market in the third quarter of 2014. We have a ten-year renewable exclusive license agreement for the use of technology that can be used to perform services that are similar to services that have been successfully deployed with this technology in several European, Asian, North and South American countries.

We provide an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. We help consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, our licensed technology can be used to pay bills, add minutes to mobile phones, purchase transportation tickets, shop online, buy digital services or send money to a friend or relative.

Our current focus is on Mexico which remains a cash-dominated society for retail consumer payments with approximately 80% of the value of personal payments exchanged in cash (Bank of Mexico). The penetration of electronic payment services, such as credit and debit cards and point of sale terminals, significantly lags behind more developed economies. We believe that opportunities for our services in Mexico are vast. With over 107 million mobile subscribers in Mexico, 88% of which are under prepaid plans, mobile top-up alone, was a $12 billion business in 2014 as reported by PwC Telecom in Mexico 2015, America Móvil 4Q’15. We also believe that there is opportunity for growth in the Mexican market and we have expanded to service providers beyond the mobile telephone operators to service providers of electricity, transportation, utilities, municipal services and taxes, consumer credit installments, insurance premiums, and many more. Altogether as of the first quarter of 2016 our platform had integrated 160 such services.

Our primary strategy in Mexico to date has been the attraction of service providers as well as the deployment of kiosks through Redpag Electrónicos, our kiosk management subsidiary. In 2015, we generated net revenue of $1,510,369 from our operations in Mexico. Our primary source of revenue are fees we receive for processing payments made by consumers to service providers. We also generate revenue from non-payment services such as kiosk rentals and sales. We currently have in excess of 160 service providers integrated into our payment gateway, which includes all mobile phone providers in Mexico as well as most utility companies, financial services, entertainment venues and others. As of December 31, 2015, we have deployed over 270 kiosks and terminals. Our kiosks and terminals can be found at convenience stores, next to metro stations, retail stores, airport terminals, education centers, and malls in major urban centers, as well as many small and rural towns.

Also in the first quarter of 2016, we launched our mobile app by which smart phone users can now access the exact same menu of services available in our kiosks and make payments from the convenience of their phones. Cash to make payments is uploaded to the mobile phone app at any of our kiosks.

We believe that our platform provides simple and intuitive user interfaces, convenient access and best-in-class services. We run our network and process our transactions using a proprietary, advanced technology platform that leverages the latest virtualization, analytics and security technologies to create a fast, highly reliable, secure and redundant system. We believe that the breadth and reach of our network, along with the proprietary nature of our technology platform, differentiate us from our competitors and allow us to effectively manage and update our services and realize significant operating leverage with growth in volumes.

History

Qpagos was incorporated on May 1, 2015 under the laws of Delaware under the name QPAGOS Corporation as the holding company for two wholly owned operating subsidiaries, QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. Each of these entities were incorporated in November 2013 in Mexico.

QPagos, S.A.P.I. de C.V. was formed to process payment transactions for service providers it contracts with, and Redpag Electrónicos S.A.P.I. de C.V. was formed to deploy and operate kiosks as a distributor.

On August 31, 2015, Qpagos entered into a share exchange agreement with stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. to effect a reverse merger transaction. Pursuant to the transaction, the majority of the stockholders of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. exchanged 99.996% and 99.99% of the outstanding shares of QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. , respectively, for shares of Qpagos. Upon consummation of the transaction QPagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. became subsidiaries of Qpagos.

Our Strategy

Our mission is to leverage the experience and success of other global companies in our industry, and establish ourselves as the leading developer and supplier of state-of-the-art electronic payment solutions to Mexican merchants and service providers across all consumer services sectors, such as: fixed and mobile telephone operators, internet services providers, cable, entertainment, public and municipal services such as electricity, water and gas, financial and travel services. Our near term strategy includes:

•	Positioning ourselves as the leading consumer payment solutions provider for all service providers that rely on electronic payments for their collection needs

•	Establishing a successful distributor network based on a competitive distribution model for entrepreneurs that look at our self-service kiosks as a profitable business opportunity, as well as retail chains and retail banks that need to expedite electronic payments that are clogging teller lines through the assistance of self-service kiosks

•	Supporting distributors and franchisees through training, point of sale marketing materials, and an ever increasing amount of payment services, many of which are regional in nature

•	Developing a Franchising Model through the creation and expansion of one-stop payment services stores which cater to the vast need for a digital payment solution in Mexico

•	Developing a motivated and effective sales management team

The Mexican Market

Mexico is the second largest economy in Latin America and the world’s 15th largest economy as reported by The World Bank Group.

Mexico's $1.3 trillion economy has become increasingly oriented toward manufacturing in the 22 years since the North American Free Trade Agreement (NAFTA) became effective. Per capita income is roughly one-third that of the US and income distribution remains highly unequal. Mexico has become the United States' second-largest export market and third-largest source of imports. In 2014, two-way trade in goods and services exceeded $590 billion. Mexico has free trade agreements with 46 countries, putting more than 90% of trade under free trade agreements. In 2012, Mexico formally joined the Trans-Pacific Partnership negotiations and formed the Pacific Alliance with Peru, Colombia and Chile.

The Organization for Economic Co-Operation and Development reports that Mexico’s GDP per capita, at over $18,000 in 2015 is amongst the highest in the Latin America region. Mexican jobless rate decreased to 4.3 percent in 2015 from 4.8 percent in 2014, well below market expectations. Mexico’s middle class is also among those that have grown the most in Latin America in 15 years. In fact, 17 percent of its population joined the middle class between 2000 and 2010 according to the World Bank Report: "Economic Mobility and the Rise of the Latin American Middle Class".

Despite these positive improvements, Mexico still has room for growth in areas of financial inclusion. According to MC (MasterCard) Advisors Cashless Journey, 61% of the Mexican population does not have bank accounts and when making an online purchase must complete payments at retail locations if they do not have a credit card, since debit cards are usually not an accepted form of online payment in Mexico. Electronic payments in Mexico are typically made using the Internet for banked individuals. This same source estimates that 80% of all consumer payment transactions are done in cash, aggregating approximately 50% of total consumer spending. Payroll cardholders typically empty these account on each payroll day through ATMs.

We believe that these factors present an opportunity for us in Mexico and are very relevant for effectively positioning our terminals as a solution to expand the geographic reach and access to customers of several service providers who today collect most of their accounts receivables through digital means.

According to the November 2015 Quarterly Report of the IFT-Instituto Federal de Telecomunicaciones, Mexico’s overall telecom market (fixed and mobile telephone) in 2015 aggregated to 3.2% of GDP, or USD $32 billion, 60% of which relates to the mobile telephone sector. Mexico’s mobile penetration is over 88% with over 107 million subscribers of which 89% are under prepaid plans. The overall mobile telecommunications market is estimated at over USD $20 billion, 58% of which is generated through prepaid plans. Mobile top-ups are estimated to be worth USD $12 billion overall, and are primarily done at retail locations such as supermarkets and convenience stores.

Key Drivers

We believe that there are several drivers for the successful expansion of our payment solutions in the Mexican market, including market fit and size, market timing, technology, strategic plays, as well as the following facts reported by the November 2015 publication of the IMF World Economic Council and the November 2015 publication of IFT-Instituto Federal de Telecomunicaciones:

•	Mexico is the 15th largest world economy and second-largest in Latin America after Brazil.

•	Mexico’s population exceeds 120 million inhabitants and has a GDP of $1.3 trillion.

•	Mexico's informal sector is estimated at 30% of the economically active population and around 65% of Mexicans are unbanked. Consumer credit penetration in Mexico is low by regional standards, at approximately 15% of GDP compared to 45% in Brazil and 72% in Chile.

•	Mexico’s over 107 million mobile subscribers make it the second largest mobile subscription base in the Latin American region. As is the case with many developing countries, most of these lines (89%) are under prepaid plans, as opposed to the typical postpaid prevalent in the United States.

•	Prepaid mobile airtime revenues in Mexico are estimated at USD $1 billion per month, typically made of average transactions of $3.25 ($40 Pesos) each by over 70 million users multiple times per month. Mexico’s ARPU (average revenue per user) at $12 per month is among the highest in the world.

•	Additionally, there are many more prepaid services in Mexico, including electricity and cable television, which offer consumers with irregular income or low financial stability the flexibility to use such services only when they can afford to, and allow service providers to do away with credit checking and payment collection.

Our Business Model

Our primary source of revenue are fees we receive for processing payments. For the year ended December 31, 2015, we generated $1,510,369 in net revenue, of which approximately $1,164,995 is net revenue derived from the operations of QPagos S.A.P.I. de C.V .and $345,374 is net revenue derived from the operations of Redpag. We receive either a fee from the service providers of typically 7.5% of the transaction on mobile payments or a fixed fee from customers of between USD$0.50 and USD$0.75 per transaction in the case of utility and municipal service payments. Certain service providers require that we receive the entire fee solely from the customers. We also receive fees for the rental and maintenance of the kiosks from certain distributors in addition to certain advertising fees.

A majority of our agents (our distributors) buy the kiosk or terminal from us for approximately $4,000, while some agents pay a rental fee. In both cases they also retain a portion of the fees that we derive from the service providers for services performed at the kiosks. Typically, 65% to 70% of the fees we receive from service providers are shared with the agent that has purchased the kiosk, and we retain 30-35% of such fees, while in the case of agents that rent the kiosk, 15% of fees we receive from service providers are shared with the distributor, and we retain 85% of such fees.

In addition, for certain high traffic public areas, such as malls and shopping centers, government agencies and large retailers who want to monetize high traffic areas, we pay the owner of the space a rental fee for the use of the space, and in those situations we will retain 100% of the transaction fee. Redpag, for example, entered into an agreement with OMA, an airport operator in 13 cities, to deploy over 20 kiosks based upon this model and is developing similar arrangements with pharmacy, convenience stores, retail chains, universities and transportation hubs.

Lastly, we have developed a franchise model as well that will allow distributors to pay a franchise fee (currently estimated at $50,000, which includes five kiosks, store set up fee, a franchise fee and a transaction fee deposit) where we retain 20% of the service providers’ fees plus receive a royalty of 5% of earned commissions. We launched our franchise PA’PAGAR in March 2016. According to Promexico, the World Franchise Council considers Mexico the fifth largest franchising market in the world, with over 1,400 franchising entities. The franchisees will be entitled to receive our full suite of payment services, and we will provide franchise support, including marketing and technical support. Set forth below are the details of the franchise model.

Partners-Service Providers

Our current focus has been on the prepaid mobile telephone market. In Mexico, 88% of the more than 107 million mobile subscribers are under prepaid programs, millions of people make payments into these plans on a frequent basis. We currently have integrated all mobile operators in Mexico into our active list of service providers, as well as 150 additional service providers, including major utilities. Additionally, QPagos, S.A.P.I. de C.V has integrated 9 of Mexico’s 32 states in its payment platform, and citizens of these states can now pay at our kiosks municipal services such as car registration, property taxes, traffic tickets, etc.

Our Distribution Network

QPagos, S.A.P.I. de C.V is developing a distribution network along three verticals: (i) an agent network of independent businesses with high customer traffic in which our kiosks can be deployed; (ii) retail chains, financial services branch networks and institutions with high customer traffic such as postal offices, airports, etc.; and (iii) our own franchise stores that will deploy our kiosks.

Agents who own kiosks and terminals are responsible for placing, operating and servicing them in high-traffic, convenient retail locations. Several of our agents are mid-sized businesses which we believe provides them with insight into local market dynamics. Additionally, we enter into agreements with some agents pursuant to which they rent the kiosks, and we provide them with access to our full portfolio of service providers. The agreements are usually for an indefinite term and may be unilaterally terminated by either party. Our agent contracts do not have exclusivity clauses. We usually cap these fees, and normally award the agents a percentage of the merchant fees. No one agent represented a material amount of our revenue, and we do not view ourselves as being dependent upon any one agent.

Our retail and institutional clients and prospects include large retail and convenient store chains, such as Walmart and OXXO, whose tellers are being congested by service payments and who would like to move these frequent transactions to the front of their stores. We are also in field trials with financial institutions that want to expedite collections of their financial services as well as expand their hours of operation and geographic reach; and state, government and local municipalities that want to provide their citizens easy access to payment. In December we completed the sale of 38 kiosks to Financiera AMIGA, a micro lender with a multi-state footprint. An additional 18 kiosks were purchased in the first quarter of 2016 for May delivery. Additionally, we are currently in trials with a 2,000 plus branch financial institution who is seeking to reduce banker fees, the per transaction teller costs, and reduce lines by using our kiosks.

We also intend to franchise payment stores, which will be a one-stop shop for all electronic payments and will be anchored around Qpagos’ expanding menu of payment services and kiosk technology, complemented by correspondent bank services, domestic wire transfer, as well as SIM card retailing. According to Promexico, the World Franchise Council considers Mexico the fifth largest franchising market in the world with over 1,400 franchising entities, over 73,000 franchised locations, which generate approximately 750,000 jobs and a franchising revenue exceeding USD$80 billion, which is approximately 6% of Mexico’s gross domestic product (“GDP”).

Marketing

We intend to leverage the experience of other companies in our industry, such as QIWI plc, to market our products. In addition, we attend local events and exhibitions and provide promotional materials to distributors and retailers. We have also engaged in public relations campaigns geared towards corporate and institutional businesses, which has resulted in discussions with large box retailers such as Walmart, OXXO, Casa Ley, 7-Eleven and several others. We have participated in five International Franchising Exhibitions (Mexico City, Guadalajara, Puebla, Ciudad Juarez and Monterrey). and twice in ANTAD Guadalajara Exhibition, the association that groups the country’s mayor retail chains.

Our Technology

We run our network and process our transactions using the proprietary, advanced technology platform that we license, which leverages the latest virtualization, analytics and security technologies to create a fast, highly reliable, secure and redundant system. We believe that the breadth and reach of our network, along with the proprietary nature of the technology platform that we license, differentiates us from our competitors and allow us to effectively manage and update our services and realize significant operating leverage with growth in volumes.

Localization and implementation of the different software and technology modules was supported through a recently completed Localization Agreement with Janor Enterprises, Ltd. Under this agreement, at a cost of $215,000 (which has been fully paid), Janor for a period of 18 months allocated engineering and programming resources to us. Since December 2015 source code and administration rights have been fully transferred to Qpagos. As of today, we have our own team of 8 IT engineers in Mexico City and Moscow that are in control of the software and developing gateways and updates on an ongoing basis.

On August 1, 2014, Qpagos entered into a license agreement with Janor for the rights to use three software programs (the “Programs”): RG Payment Switch (designed to transfer payments to providers of services), RG Processing (designed processing and counting of payments) and RG Kiosk (designed for performance of payments through payment collection equipment functioning in the self-service kiosks) to be used in Mexico. The Agreement was amended on November 1, 2015 to provide that subject to our payment of $5,000 per quarter, that neither Janor nor any of its subsidiaries or affiliated entities will install a terminal and/or kiosk that incorporates the Programs or a technology having the same or a similar effect nor will they provide any person or entity with the right to install a terminal and/or kiosk in Mexico that incorporates the Programs or a technology having the same or a similar effect. The term of the Agreement is for 10 years subject to an additional 10 year term so long as we are not in breach of any terms of the Agreement.

Under this agreement Janor is obligated to provide us with rights to use software updates developed by Janor. The ten-year term commences on the date of full payment of the localization contract which took place November 20, 2015. Janor retains exclusive rights to any intellectual property, including any addition, alteration, program updating, derivative or composed creation, obtained in the process of usage of the programs. The payment for the rights granted under the license is a total of $1,000, payable in annual payments of $100 per year over ten years and is in addition to the payments that we make under the Localization Agreement. The agreement provides, among other things, that we will pay the fee, ensure confidentiality of commercial and technical information received when performing the agreement and inform Janor of any changes in its structure. Janor has a right to terminate the agreement if we breach the terms of the agreement or do not properly perform or if we do not cure any breach or nonperformance within 30 days of receipt of notice of termination. If Janor suffers any damages, they are entitled to request compensation from us. The rights to use the Programs terminate upon termination of the Agreement. A team of programmers in Russia are supporting the Mexican team.

The RG Payment Switch

The RG Payment Switch (“RGS”) is a part of the processing system designed for implementation of payment interfaces between Qpagos and the service providers who contract Qpagos for collection of payment of their product and services. “RGS” is designed to accept integration with gateways of service providers. “RGS” also includes a management platform that controls multiple functions, including: performance of kiosk, the computer system, the second screen video console, and Windows operating system, among others. There is also a set of service functions for managing and monitoring terminals, as well as a training component for developers.

“RGS” provides one-stop service, allowing for the seamless delivery of payment transactions to consumers and allows for quick deployment of new payment services to the final users.

a)	Advantages of RGS

1.	Rapid deployment of payment solutions
2.	Reduces payment gateway development costs
3.	Ability to develop payment gateways by customer’s staff
4.	Reduces the cost of sending registers and reconciliation with providers
5.	Portable ready solutions between development teams
6.	Minimum effort required to audit code and system security
7.	Centralized and timely introduction of new methods and functional delivery transaction
8.	Allows for expedient way of launching new solutions to meet market needs

b)	RGS Main Functions

1.	Creating and sending requests according to the protocol provider
2.	Obtaining response from the provider and its analysis
3.	Entering response provider in the database
4.	Correct handling errors
5.	Module sales vouchers.
6.	Module for working with advertising subsystem.

The RG Kiosk

The “RG Kiosk” is a platform designed for the collection of payments through self-service kiosks. The platform provides all necessary interfaces and functionality for collection of payment information, physical receipt of payment and transaction processing between the kiosk and the processing center, and additionally provides a set of other tools such as managing and controlling advertisement content on a second screen, as well as delivering automatic updates.

This program is designed to process multiple types of payments including mobile services, telephone, Internet, pay TV, utilities, etc. The RG Kiosk program consists of two parts: the user payment interface and the administrative interface.

•	The user part of the program has a friendly and intuitive interface which allows customers to transfer funds into the account of service providers.

•	The administrative part is to set up a process of receiving payment adjustment through to the Internet, setting alerts in case of problems, setting up the printer and bill acceptor, as well as setting the operating mode of the machine.

The program allows monitoring the status of self-service terminals in real time, including among many: check for errors in the terminal, find out the status of the printer and bill acceptor, search fees, and get information from a particular terminal or group of terminals.

RG Kiosk software can also support a variety of additional devices, for example:

•	Mobile phones supporting JAVA, as well as iOS, Android, and Win mobile

•	POS terminal

•	WIN terminals

•	XML-Gateway to connect clients such as online shopping, banks, mobile wallets etc.

Payment Gateway

Qpagos’ Payment Gateway, connects Service Providers and their clients through Qpagos proprietary technology and processing system. Housed in a fully redundant Mexico City data center, it includes:

•	Redundant Internet-channels

•	Minimum two independent lines of power supply

•	Air-condition systems

•	Hewlett Packard servers with Intel Xeon processors

•	Main disc intersystem built on high-performance disc arrays

•	Active Cisco Systems network equipment

•	MS Windows Server Operating system

•	MS SQL Server Enterprise Database Systems

•	Payment applications based on C#/.NET

•	Proprietary software solutions for receiving payments

RG Processing System

The “RG Processing” is a platform designed for processing payments collected through different devices and interfaces such as self-service kiosks, WIN terminals, Java terminals and XML terminals. “RG Processing” controls all financial operations, provides monitoring services and accumulates statistics.

Through collected data and client certificates, the Program provides access for the agent to the predefined necessary information based on the role model (the access rights and functionality are limited by the role of the agent in the Program).

To guarantee security, each payment terminal generates a transaction ID and a timestamp, which together with the unique terminal identifier, identifies each payment in the system. Any attempt to create a new payment with the repeat of that pair of identifiers generates a request of status of the original payment.

Distributor Portal

The Distributor Portal, accessible through the Qpagos website, allows distributors’ real time access to each kiosk or terminal for the purpose of:

•	Monitoring and control, including verification of amount of bills and coins, printer paper, connectivity, etc.
•	Extensive system reporting, including transactions, encashment, reconciliation of encashment, status and effectiveness of the terminal network
•	Flexible management of commissions in terminals
•	Flexible management of agent fees
•	Management of lists and remuneration received from service providers
•	Ability to exchange data with accounting software
•	Ability to control balances of service providers from agent portal
•	System of providing and managing overdrafts

Regulation

Currently our business is not impacted by government regulation. We may in the future be subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore expect to experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Many of these laws and regulations are constantly evolving and are often unclear and inconsistent with other applicable laws and regulations, making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. We may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws.

If local authorities in Mexico choose to enforce specific interpretations of the applicable legislation that differ from ours or enact new laws, we may be found to be in violation and subject to penalties or other liabilities. This could also limit our ability in effecting such payments going forward and may increase our cost of doing business.

In addition, there is significant uncertainty regarding future legislation on taxation of electronic payments in Mexico, including the place where taxation may be generated. Subsequent legislation and regulation and interpretations thereof, litigation, court rulings, or other events could expose us to increased costs, liability and reputational damage that could have a material adverse effect on our business, financial condition and results of operations.

Competition

There are no major self-service electronic payment vendors in Mexico today. However, there are a few small regional players, and many ATMs have expanded their services to also dispense airtime to account holders, but at unit costs that are four to five times higher than at our kiosks.

We believe that the most serious competition comes from bricks and mortar locations since the bulk of the mobile top-up business is done at major retail chains such as Walmart, Soriana, Chedraui and convenience stores such as OXXO and 7-Eleven. For example, Monterrey-based OXXO, owned by Coca-Cola bottler FEMSA, is the third largest retailer in Mexico with daily visits by approximately 8 million people. Because of this high concentration of customers, OXXO has become one of the primary destinations to top up prepaid phones as well as paying utility bills and other services.

We are currently in dialogues with several of these retailers which want to address teller congestion caused by customers seeking to make bill payments which affects their customers and core business as a retailer.

Yogipay Corporation

On February 11, 2016 Qpagos entered into a consulting agreement with Yogipay Corporation, to provide consulting services to Yogipay Corporation with respect to establishing operations in the United States similar to those conducted by Qpagos. In consideration of the provision of the services Qpagos was issued 3,000,000 shares of common stock of Yogipay Corporation. Mr Harake is the manager of Gibbs Investment Holdings, the owner of 30.5% of the outstanding equity of Yogipay Corporation, and his spouse also owns 30.5% of the outstanding equity of Yogipay Corporation.

Facility and Employees

As of December 31, 2015, Qpagos had 2 full time employees, which are its and our executive officers, and 31 full-time contractors provided to it by an outsourcing company and designated to perform services for it, Qpagos had no part the employees. None of these employees are subject to collective bargaining agreements. Qpagos does not have employment agreements with any employees other than its Chief Executive Officer, Gaston Pereira and its Chief Operating Officer, Andrey Novikov. See “Executive Compensation.” Qpagos also enters into consulting arrangements for IT and operational services.

Qpagos leases approximately 1,600 square feet in Mexico City at Paseo de la Reforma 404, where its corporate offices are located. The lease is for a term of 36 months with a three-month termination clause. The current lease commenced in December 16, 2013, expires in December 16, 2016 and provides for an aggregate annual rent of approximately $40,800 per annum. We believe these facilities are in good condition and adequate to meet our current and anticipated requirements.

RISK FACTORS

 An investment in our Company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Current Report on Form 8-K. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to our Business

Risks Relating to Our Business and Industry

We have had limited operations to date.

Qpagos’ subsidiaries were incorporated in November 2013 and began deploying kiosks in Mexico in November 2014. As such, we have a very limited operating history. We have yet to demonstrate our ability to overcome the risks frequently encountered in the payment services industry and are still subject to many of the risks common to early stage companies, including the uncertainty as to our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. There can be no assurance that we will be able to consummate our business strategy and plans, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends. Investors should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early stage company. Our revenue and income potential is unproven and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise, and cannot assure you that we will be able to successfully address these risks.

The consolidated financial statements of Qpagos have been prepared assuming that it will continue as a going concern.

Qpagos’ operating losses, negative cash flows from operations and limited alternative sources of revenue raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements of Qpagos for the year ended December 31, 2015 do not include any adjustments that might result from the outcome of this uncertainty.  If we or Qpagos cannot raise adequate capital on acceptable terms or generate sufficient revenue from operations we and Qpagos will need to revise our business plans.

We may continue to generate operating losses and experience negative cash flows and it is uncertain whether we will achieve profitability.

For the years ended December 31, 2015 and December 31, 2014, Qpagos incurred a net loss of $2.5 million and $1.5 million, respectively. Qpagos has  an accumulated deficit of $4.0 million through December 31, 2015. We expect to continue to incur operating losses until such time, if ever, as Qpagos is able to achieve sufficient levels of revenue from operations. There can be no assurance that we will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

We also expect to experience negative cash flows for the foreseeable future as we fund our operating losses. As a result, we will need to generate significant revenues or raise additional financing in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would likely negatively impact the value of our securities and financing activities.

The payment services industry is highly competitive, and we have a number of competitors that are larger and have greater financial and other resources.

The payment services industry is highly competitive, and our continued growth depends on our ability to compete effectively. Although we do not face direct competition from any competitor in exactly the same line of business, we face competition from a variety of financial and non-financial business groups. These competitors include retail banks, non-traditional payment service providers, such as retailers and mobile network operators, traditional kiosk and terminal operators and electronic payment system operators, as well as other companies that provide various forms of payment services, including electronic payment and payment processing services. Competitors in our industry seek to differentiate themselves by features and functionalities such as speed, convenience, network size, accessibility, hours of operation, reliability and price. A significant number of our competitors have greater financial, technological and marketing resources than we have, operate robust networks and are highly regarded by consumers.

There is uncertainty as to market acceptance of our technology and services.

We have conducted our own research into the markets for our services; however because we are a new entrant into the market, we cannot guarantee market acceptance of our services and have somewhat limited information on which to estimate our anticipated level of sales. Our services require consumers and service providers to adopt our technology. Our industry is susceptible to rapid technological developments and there can be no assurance that we will be able to match any new technological advances. If we are unable to match the technological changes in the needs of our customers the demand for our products will be reduced.

The technology upon which our business is dependent is licensed from a third party under the terms of a ten year license agreement, which if terminated, would result in the cessation of our business operations.

The license with Janor Enterprises Ltd. (Janor) is for the rights to use three software programs upon which our business is completely dependent. The agreement is for a term of ten years, and may be extended for an additional ten years but may be terminated early by Janor if we fail to comply with its terms and conditions or make certain payments. The rights to the licensed programs terminate upon expiration or termination of the agreement. We have no guarantee that Janor will renew our agreement upon expiration of the extended term. If we are not able to maintain this license, we would have to cease operations unless we have developed or secured the rights to technology that would provide the same functionality and we are able to reconfigure our installed base of kiosks, terminals and other system infrastructure to work with the new technology. These hurdles would be extremely expensive and time consuming, and it is unlikely that we would be able stay in business.

Our exclusive right to the technology that we license is subject to forfeiture if we fail to make certain quarterly payments.

The technology that we license from Janor is licensed pursuant to the terms of a license agreement. Subject to us making quarterly payments of $5,000 per quarter, Janor has agreed that neither it nor any of its subsidiary or affiliated entity will install a terminal and/or kiosk that incorporates the Programs or a technology having the same or a similar effect nor will they provide any person or entity with the right to install a terminal and/or kiosk in Mexico that incorporates the Programs or a technology having the same or a similar effect; provided; however, If we should fail to make the quarterly payments, there is no prohibition from Janor licensing the same technology to another entity in Mexico that could compete with us. If Janor were to license the same technology to a third party our competitive position in Mexico could be substantially harmed.

We rely on one outside vendor for the supply of key kiosk parts and the partial or complete loss of this supplier could cause customer supply or production delays and as a result potentially a loss of revenues.

We rely on one outside vendor based outside Mexico to manufacture substantial portions of critical hardware that are used with or included in our kiosks. Although there are other suppliers that could supply the hardware required for the kiosks, we do not have a contract with such other suppliers and therefore, if our present vendor was to delay or terminate its performance, our business would likely be disrupted.

Our reliance on this vendor is expected to continue and involves other risks, including our limited control over the availability of components, delivery schedules, pricing and product quality. We may experience delays, additional expenses and lost sales as a result of our dependency upon this vendor. Although we expect that other existing vendors would be able to supply us with any needed products if this vendor was to cease or interrupt production or otherwise fail to supply us with an adequate supply of required parts, if these other existing vendors were unable to supply us in a timely manner, or on comparable terms, our business could be materially adversely impacted.

Our reliance on outside suppliers for our kiosk hardware involves several risks, including the following:

•	our suppliers of required parts may cease or interrupt production or otherwise fail to supply us with an adequate supply of required parts for a number of reasons, including contractual disputes with our supplier or adverse financial developments at or affecting the supplier;

•	we have reduced control over the pricing of third party-supplied materials, and our supplier may be unable or unwilling to supply us with required materials on commercially acceptable terms, or at all;

•	we have reduced control over the timely delivery of third party-supplied materials; and

•	our suppliers may be unable to develop technologically advanced products to support our growth and development of new systems.

Disruptions in international trade and finance or in transportation also may have a material adverse effect on our business, financial condition and results of operation.  Any significant disruption in our operations for any reason, such as regulatory requirements, scheduling delays, quality control problems, loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism, labor strikes, contract disputes, could adversely affect our sales and customer relationships. In addition, in the event of a breach of law by a vendor based outside of Mexico or a breach of a contractual obligation that has an adverse effect upon our operations, we may have little or no recourse because all of our vendors’ assets could be located in a foreign country, such as Russia, Italy, Germany, Canada or the People’s Republic of China where it may not be possible to effect service of process and uncertainty exists as to whether the courts in such foreign jurisdiction would recognize or enforce a judgment of a Mexican court obtained against the vendor.

We are subject to the economic risk and business cycles of our merchants and agents and the overall level of consumer spending.

The payment services industry depends heavily on the overall level of consumer spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. Economic factors such as employment levels, business conditions, energy and fuel costs, interest rates, and inflation rate could reduce consumer spending or change consumer purchasing habits. A reduction in the amount of consumer spending could result in a decrease in our revenue and profits. If our merchants make fewer sales of their products and services using our services or consumers spend less money per transaction, we will have fewer transactions to process at lower amounts, resulting in lower revenue. Weakening in the Mexican economy could have a negative impact on our merchants, as well as consumers who purchase products and services using our payment processing systems, which could, in turn, negatively impact our business, financial condition and results of operations, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our payment processing volume. In addition, these factors could force some of our merchants and/or agents to liquidate their operations or go bankrupt, or could cause our agents to reduce the number of their locations or hours of operation, resulting in reduced transaction volumes. We also have a certain amount of fixed costs, including salaries and rent, which could limit our ability to adjust costs and respond quickly to changes affecting the economy and our business.

We do not control the rates of the fees levied by Qpagos’ agents on consumers.

Qpagos’ agents pay it an agreed fee using a portion of the fees levied by them on consumers. The fee paid to Qpagos by the agent is based on a percentage of the value of each transaction that Qpagos processes or a fixed rate per transaction. However, in most cases the amount of fees levied by an agent on a consumer for each particular transaction is determined by such agent at its own discretion. Qpagos usually does not cap the amount of such fees or otherwise control it. We believe that the fees set by agents are market-driven, and that our interests and Qpagos’ agents’ interests are aligned with a view to maintaining fees at a level that would simultaneously result in our agents’ profitability and customer satisfaction. However, we can provide no assurance that agents will not raise fees to a level that will adversely affect the popularity of our services among consumers. At the same time, if Qpagos is forced to cap customer fees to protect the strength of our brand or otherwise, it may lose a significant number of agents, which would reduce the penetration of our physical distribution network. In limited instances, we have introduced such caps at the request of our merchants. No assurance can be made that this trend will not increase. Material increases in customer fees by our agents or the imposition of caps on the rates of such fees by us could have an adverse effect on the business, financial condition and results of operations.

If consumer confidence in our business deteriorates, our business, financial condition and results of operations could be adversely affected.

Our business is built on consumers’ confidence in our brands, as well as our ability to provide fast, reliable payment services. As a consumer business, the strength of our brand and reputation are of paramount importance to us. A number of factors could adversely affect consumer confidence in our brand, many of which are beyond our control, and could have an adverse impact on our results of operations. These factors include:

•	any regulatory action or investigation against us;

•	any significant interruption to our systems and operations; and

•	any breach of our security system or any compromises of consumer data.

In addition, we are largely dependent on our agents and, in the future, will be dependent, on franchisees to which we license our products to maintain the reputation of our brand. Despite the measures that we put in place to ensure their compliance with our performance standards, our lack of control over their operations may result in the low quality of service of a particular agent or franchisee being attributed to our brand, negatively affecting our overall reputation. Furthermore, negative publicity surrounding any assertion that our agents and/or merchants are implicated in fraudulent transactions, irrespective of the accuracy of such publicity or its connection with our current operations or business, could harm our reputation. Any event that hurts our brand and reputation among consumers as a reliable payment services provider could have a material adverse effect on our business, financial condition and results of operations.

A decline in the use of cash as a means of payment may result in a decline in the use of our kiosks and terminals.

Substantially all of our operations are in Mexico where a substantial part of the population relies on cash payments rather than credit and debit card payments or electronic banking. We believe that consumers making cash payments are more likely to use our kiosks and terminals than where alternative payment methods are available. As a result, we believe that our profitability depends on the use of cash as a means of payment. There can be no assurance that over time, the prevalence of cash payments in Mexico will not decline as a greater percentage of the population adopts credit and debit card payments and electronic banking. The shift from cash payments to credit and debit card payments and electronic banking could reduce our market share and payment volumes and may have a material adverse effect on our business, financial condition and results of operations.

Our business operations are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.

Our business operations are located substantially in Mexico. While Qpagos recently invested in a company performing similar services in the United States and we may expand our business to new geographic regions, we are and will continue to still be highly concentrated in Mexico. Because to date we derive all of our total revenues from our operations in Mexico and expect to continue to derive a significant portion of our revenue from operations in Mexico for the near future, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in Mexico. Moreover, due to the concentration of our businesses in Mexico, our business is less diversified and, accordingly, is subject to greater regional risks than some of our competitors.

We are not currently subject to extensive government regulation; however, we could be subject to extensive government regulation, and there can be no guarantee that new regulations applicable to our business will not be enacted.

Currently our business is not impacted by government regulation; however, we may be subject to a variety of regulations aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Many of these laws and regulations are constantly evolving, and are often unclear and inconsistent with other applicable laws and regulations making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding money laundering and terrorist financing. We may have to make significant judgment calls in applying anti-money laundering legislation and risk being found in non-compliance with such laws.

If local authorities in Mexico choose to enforce specific interpretations of the applicable legislation that differ from ours or enact new laws, we may be found to be in violation and subject to penalties or other liabilities. This could also limit our ability in effecting such payments going forward and may increase our cost of doing business.

In addition, there is significant uncertainty regarding future legislation on taxation of electronic payments in Mexico, including the place of taxation. Subsequent legislation and regulation and interpretations thereof, litigation, court rulings, or other events could expose us to increased costs, liability and reputational damage that could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to complete or integrate successfully any potential future acquisitions, partnerships or joint ventures.

From time-to-time, we may evaluate possible acquisition transactions, partnerships or joint ventures, some of which may be material. Potential future acquisitions, partnerships and joint ventures may pose significant risks to our existing operations if they cannot be successfully integrated. These projects would place additional demands on our managerial, operational, financial and other resources, create operational complexity requiring additional personnel and other resources and require enhanced control procedures. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations. Moreover, even if we were successful in integrating newly acquired assets, expected synergies or cost savings may not materialize, resulting in lower than expected benefits to us from such transactions. We may spend time and money on projects that do not increase our revenue. Additionally, when making acquisitions it may not be possible for us to conduct a detailed investigation of the nature of the assets being acquired due to, for instance, time constraints in making the decision and other factors. We may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. In addition, in connection with any acquisitions, we must comply with various antitrust requirements. It is possible that perceived or actual violations of these requirements could give rise to regulatory enforcement action or result in us not receiving all necessary approvals in order to complete a desired acquisition. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with our stock, it could be dilutive to our stockholders. To the extent we pay the purchase price with proceeds from the incurrence of debt, it would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. All of the above risks could have a material adverse effect on our business, results of operations, financial condition, and prospects.

As our business develops we will need to implement enhanced compliance processes, procedures and controls with respect to the rules and regulations that apply to our business.

Our success requires significant public confidence in our ability to handle large and growing payment volumes and amounts of consumer funds, as well as comply with applicable regulatory requirements. Any failure to manage consumer funds or to comply with applicable regulatory requirements could result in the imposition of fines, harm our reputation and significantly diminish use of our products. In addition, if we are not in compliance with anti-corruption laws and other laws governing the conduct of business with government entities and/or officials (including local laws), we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse impact on our business, financial condition, results of operations and prospects.

If we cannot keep pace with rapid developments and change in our industry and provide new services to our clients, the use of our services could decline, reducing our revenues.

The payment services industry in which we operate is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs and the entrance of more established market players seeking to expand into these businesses. In order to remain competitive, we continually seek to expand the services we offer and to develop new projects, including, for example, the electronic wallet. These projects carry risks, such as delays in delivery, performance problems and lack of customer acceptance. In our industry, these risks are acute. Any delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to consumers. In addition, if alternative payment mechanisms become widely available, substituting our current products and services, and we do not develop and offer similar alternative payment mechanisms successfully and on a timely basis, our business and prospects could be adversely affected. Furthermore, we may be unable to recover the costs we have incurred in developing new services. Our development efforts could result in increased costs and we could also experience a loss in business that could reduce our earnings or could cause a loss of revenue if promised new services are not timely delivered to our clients, are not able to compete effectively with our competitors’ or do not perform as anticipated. If we are unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost effective basis, our business, financial condition and results of operations could be materially adversely affected.

Our systems and our third party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer systems, software and telecommunications networks, as well as the data centers that we lease from third parties. We only have one data center in central Mexico that controls our operations and hosts our main equipment. Our systems and operations, or those of our third party providers, could be exposed to damage or interruption from, among other things, fire, flood, natural disaster, power loss, telecommunications failure, vendor failure, unauthorized entry, improper operation and computer viruses. Substantial property and equipment loss, and disruption in operations, as well as any defects in our systems or those of third parties or other difficulties could expose us to liability and materially adversely impact our business, financial condition and results of operations. In addition, any outage or disruptive efforts to our data center would result in the failure of our computers and kiosks to operate and would, if for an extensive period of time, adversely impact our reputation, brand and future prospects.

Unauthorized disclosure of data, whether through cybersecurity breaches, computer viruses or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We store and/or transmit sensitive data, such as mobile phone numbers, and we have ultimate liability to our consumers for our failure to protect this data. If breaches occur our encryption of data and other protective measures may not prevent unauthorized disclosure of data. Unauthorized disclosure of data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments as well as kiosks and terminals generally and our services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines by state authorities and otherwise materially adversely affect our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could affect attractiveness of our services adversely and, as a result, could have an adverse effect on our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could diminish consumer confidence in, and the attractiveness of, our services. Breaches of our consumers’ privacy and our security systems could have the same effect. We sometimes take measures to combat risks of fraud and breaches of privacy and security, such as freezing consumer funds, which could damage relations with our consumers. These measures heighten the need for prompt and attentive customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could impact our profitability significantly. Any inability by us to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer, and we may lose our customers’ confidence, which could have a material adverse effect on our business, financial condition and results of operations.

Qpagos’ agreements with our agents and our merchants do not include exclusivity clauses and may be terminated unilaterally at any time or upon short notice.

Qpagos normally does not include exclusivity clauses in its agreements with agents or merchants, which is standard in the payment services industry. Accordingly, merchants and agents do not have any restrictions on dealings with other providers and can switch from Qpagos payment processing system to another without significant investment. The termination of contracts with existing agents or merchants or a significant decline in the amount of business we do with them as a result of contracts not having exclusivity clauses could have a material adverse effect on our business, financial condition and results of operations.

Our payment system might be used for fraudulent, illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken and continue to take, our payment system remains susceptible to potentially illegal or improper uses. These may include use of our payment services in connection with fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud and prohibited sales of restricted products. In the past there have been news articles on how organized crime groups have used other payment services to transfer money in the course of illegal transactions.

Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Our risk management policies and procedures may not be fully effective to identify, monitor and manage these risks. We are not able to monitor in each case the sources for our counterparties’ funds or the ways in which they use them. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition and results of operations. Furthermore, an increase in fraudulent transactions or publicity regarding chargeback disputes could harm our reputation and reduce consumer confidence in the use of our kiosks and electronic wallets.

We are subject to fluctuations in currency exchange rates.

We are exposed to currency risks. Qpagos’ financial statements are expressed in U.S. dollars, while its revenues and expenses are in Mexican pesos. Accordingly, its results of operations and assets and liabilities are exposed to fluctuations in exchange rates between the U.S. dollar and the Mexican peso. In addition, changes in currency exchange rates also affect the carrying value of assets on the balance sheet, which may result in a decline in the dollar amount of our total assets on the balance sheet. During the year ended December 31, 2015 Qpagos incurred a foreign currency loss of ($ 466,920) attributable to the deterioration of the Mexican Peso against the US Dollar.

We may not be able to successfully protect the intellectual property we license and may be subject to infringement claims.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our proprietary technology. We customarily require our employees and independent contractors to execute confidentiality agreements or otherwise to agree to keep our proprietary information confidential when their relationship with us begins. Typically, our employment contracts also include clauses requiring our employees to assign to us all of the inventions and intellectual property rights they develop in the course of their employment and to agree not to disclose our confidential information. Nevertheless, others, including our competitors, may independently develop similar technology to that licensed by us, duplicate our services or design around our intellectual property. Further, contractual arrangements may not prevent unauthorized disclosure of our confidential information or ensure an adequate remedy in the event of any unauthorized disclosure of our confidential information. Because of the limited protection and enforcement of intellectual property rights in Mexico, our intellectual property rights may not be as protected as they may be in more developed markets such as the United States. We may have to litigate to enforce or determine the scope or enforceability of our intellectual property rights (including trade secrets and know-how), which could be expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection could harm our business and ability to compete and could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Additionally, we do not hold any patents for our business model or our business processes, and we do not currently intend to obtain any such patents in Mexico, the United States or elsewhere.

We may also be subject to costly litigation in the event our services or the technology that we license are claimed to infringe, misappropriate or otherwise violate any third party’s intellectual property or proprietary rights. Such claims could include patent infringement, copyright infringement, trademark infringement, trade secret misappropriation or breach of licenses. We may not be able to successfully defend against such claims, which may result in a limitation on our ability to use the intellectual property subject to these claims and also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our services. In such circumstances, if we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, in recent years, non-practicing entities have been acquiring patents, making claims of patent infringement and attempting to extract settlements from companies in our industry. Even if we believe that such claims are without merit and successfully defend these claims, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees.

We may use open source software in a manner that could be harmful to our business.

We use open source software in connection with our technology and services. The original developers of the open source code provide no warranties on such code. Moreover, some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. The use of such open source code may ultimately require us to replace certain code used in our products, pay a royalty to use some open source code or discontinue certain products. Any of the above requirements could be harmful to our business, financial condition and operations.

We do not have and may be unable to obtain sufficient insurance to protect ourselves from business risks.

The insurance industry in Mexico is not yet fully developed, and many forms of insurance protection common in more developed countries are not yet fully available or are not available on comparable or commercially acceptable terms. Accordingly, while we hold certain mandatory types of insurance policies, we do not currently maintain insurance coverage for business interruption, property damage or loss of key management personnel, as we have been unable to obtain these on commercially acceptable terms. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks or fraudulent transactions. We also do not generally maintain separate funds or otherwise set aside reserves for most types of business-related risks. Accordingly, our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses, which could materially adversely affect our business, financial condition and results of operations.

In a dynamic industry like ours, the ability to attract, recruit, retain and develop qualified personnel is critical to our success and growth.

Our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our capital needs. This is particularly true with respect to qualified and experienced software engineers and IT staff, who are highly sought after and are not in sufficient supply in Mexico. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace effectively current personnel who depart with qualified or effective successors. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

If we cannot establish profitable operations, we will need to raise additional capital to fully implement our business plan, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment.

Achieving and sustaining profitability will require us to increase our revenues and manage our operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations and in order to fully implement our business plan. To date, we have raised an aggregate of $6,190,187 from the sale of debt and equity securities. We estimate that we will need approximately $3,000,000 in order to implement our current business plan. If we do not generate such revenue from operations, we may be forced to limit our expansion. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders, may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability, and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease its operations, which could result in the loss to investors of their investment in our securities.

The substantial share ownership position of ten of our largest stockholders may limit your ability to influence corporate matters.

As of the date of this Memorandum,12 stockholders own 39,190,199 shares of our Common Stock, representing approximately 70.2% of the voting power of our issued share capital. As a result of this concentration of share ownership, the twelve stockholders have sole discretion over certain matters submitted to our stockholders for approval that require a simple majority vote and has significant voting power on all matters submitted to our stockholders for approval that require a qualified majority vote, including the power to veto them. This concentration of ownership could delay, deter or prevent a change of control or other business combination, which could negatively impact the value of our shares. The interests of these twelve stockholders may not always coincide with the interests of our other stockholders.

Certain of our officers may have a conflict of interest.

Certain of our officers are currently working for our company on a part-time basis. One such officer also works at other jobs and has discretion to decide what time he devotes to our activities, which may result in a lack of availability when needed due to responsibilities at other jobs.

Risks Relating to Doing Business in Mexico

Emerging markets, such as Mexico, are subject to greater risks than more developed markets, including significant legal, economic and political risks.

Investors in emerging markets, such as Mexico, should be aware that these markets are subject to greater risk than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. Accordingly, investors should exercise particular care in evaluating the risks involved and must decide for themselves whether, in light of those risks, their investment is appropriate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved, and investors are urged to consult with their own legal and financial advisors before making an investment in our securities.

Mexican federal governmental policies or regulations, as well as economic, political and social developments in Mexico, could adversely affect our business, financial condition, results of operations and prospects.

Substantially all of our assets and operations are located in Mexico. As a result, we are subject to political, legal and regulatory risks specific to Mexico, which can have a significant impact on our business, results of operations and financial condition. The Mexican federal government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican federal governmental actions, fiscal and monetary policy could have an impact on Mexican private sector entities, including our company, and on market conditions. We cannot predict the impact that political conditions will have on the Mexican economy. Furthermore, our business, financial condition, results of operations and prospects may be affected by currency fluctuations, price instability, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico, over which we have no control. We cannot assure potential investors that changes in Mexican federal governmental policies will not adversely affect our business, financial condition, results of operations and prospects. Mexico has recently experienced periods of violence and crime due to the activities of drug cartels. In response, the Mexican government has implemented various security measures and has strengthened its police and military forces. Despite these efforts, drug-related crime continues to exist in Mexico. These activities, their possible escalation and the violence associated with them may have a negative impact on the Mexican economy or on our operations in the future. The social and political situation in Mexico could adversely affect the Mexican economy, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We may be subject to the risks of doing business internationally.

We currently offer our services in Mexico and therefore our business is subject to risks associated with doing business internationally, including:

•	trade restrictions and changes in tariffs;

•	the impact of business cycles and downturns in economies outside of the United States;

•	unexpected changes in regulatory requirements that may limit its ability to export its products or sell into particular jurisdictions;

•	import and export license requirements and restrictions;

•	difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers;

•	disruptions in international transport or delivery;

•	difficulties in protecting our intellectual property rights, particularly in countries where the laws and practices do not protect proprietary rights to as great an extent as do the laws and practices of the United States;

•	difficulties in enforcing agreements through non-U.S. legal systems;

•	longer payment cycles and difficulties in collecting receivables; and

•	potentially adverse tax consequences.

If any of these risks materialize, our operations could suffer.

Risks Relating to our Securities

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. While this is true of any small cap company, the fact that one of our services are provided solely in Mexico, may make the path to a listing on an exchange or actively traded in the over-the-counter market more problematic. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTC Pink Markets, as we currently do not meet the initial listing criteria for any registered securities exchange.  The OTCBB and OTC Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations.  These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited.  If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our services;

●	variations in our and our competitors’ results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	the results of intellectual property lawsuits;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Some or all of the “restricted” shares of our common stock held by our stockholders, including, but not limited to, shares issued in connection with: (i) our incorporation in 2013 and (ii) our 2015 private placements may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of a reverse Merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “Reverse Merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Current Report, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately 70.2% of our outstanding voting securities as of the date hereof. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our company.

Our board of directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

We only have three directors. Because of such limited number of directors, each of our board members had significant control over all corporate issues. In addition, two of our three directors also held officer positions in Qpagos. The third director is the manager of an entity that provides consulting services to us. We could not establish board committees comprised of independent members, and we did not have an audit or compensation committee comprised of independent directors. Our three directors performed these functions, despite not all being independent directors. Thus, there was potential conflict in that two of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and Qpagos performance.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

Investors in our Common Stock may have limited recourse against us, our directors and executive officers because we conduct our operations outside the United States and our current directors and executive officers reside outside the United States.

Our presence outside the United States may limit investors’ legal recourse against us. Our operating subsidiaries are incorporated under the laws of Mexico and all of our current directors and senior officers reside outside the United States, principally in Mexico. Substantially all of our assets and the assets of our current directors and executive officers are located outside the United States, principally in Mexico. As a result, investors may not be able to effect service of process within the United States upon our company or its directors and executive officers or to enforce U.S. court judgments obtained against our company or its directors and executive officers in Mexico or other jurisdictions outside the United States, including actions under the civil liability provisions of U.S. securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. securities laws.

We do not expect to pay dividends on our Common Stock in the foreseeable future.

We do not expect to pay dividends on our Common Stock for the foreseeable future, and we may never pay dividends.  Consequently, the only opportunity for investors to achieve a return on their investment may be if a trading market develops, and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit, neither of which we can guarantee will ever take place. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, and growth plans.

We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, is comprised of two executive officers and one other director, and absent an independent compensation committee currently determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees Our lack of an independent compensation committee presents the risk that our executive officers on the board may have influence over their personal compensation and benefits levels that may not be commensurate with its financial performance.

Limitations on director and officer liability and indemnification of our officers and directors by it may discourage stockholders from bringing suit against an officer or director.

Our certificate of incorporation and by-laws provide, with certain exceptions as permitted by Delaware law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense in an action brought against them in their capacity as such, we may be required to spend significant amounts of our capital. Our certificate of incorporation and by-laws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, Qpagos audited annual financial statements and the related notes thereto, each of which appear elsewhere in this Current Report on Form 8-K. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Forward-Looking Statements” in this Current Report on Form 8-K. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this Current Report on Form 8-K. The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of Qpagos.

For information regarding the financial results of Asiya, you should refer to Asiya’s Annual Report on Form 10-K for the year ended October 31, 2015, filed with the SEC on December 10, 2015, and its Quarterly Report on Form 10-Q for the quarter ended January 31, 2016, filed with the SEC on February 19, 2016.

Overview and Financial Condition

Qpagos

Qpagos is a provider of next generation physical and virtual payment services that we introduced to the Mexican market in the third quarter of 2014. We have a ten-year renewable exclusive license agreement for the use of technology that can be used to perform services that are similar to services that have been successfully deployed with this technology in several European, Asian, North and South American countries.

Qpagos provides an integrated network of kiosks, terminals and payment channels that enable consumers to deposit cash, convert it into a digital form and remit the funds to any merchant in our network quickly and securely. Qpagos helps consumers and merchants connect more efficiently in markets and consumer segments, such as Mexico, that are largely cash-based and lack convenient alternatives for consumers to pay for goods and services in physical, online and mobile environments. For example, Qpagos licensed technology can be used to pay bills, add minutes to mobile phones, purchase transportation tickets, shop online, buy digital services or send money to a friend or relative.

Qpagos’ current focus is on Mexico which remains a cash-dominated society for retail consumer payments with approximately 80% of the value of personal payments exchanged in cash (Bank of Mexico). The penetration of electronic payment services, such as credit and debit cards and point of sale terminals, significantly lags behind more developed economies. Qpagos believes that opportunities for our services in Mexico are vast. With over 107 million mobile subscribers in Mexico, 88% of which are under prepaid plans, mobile top-up alone, was a $12 billion business in 2014 as reported by PwC Telecom in Mexico 2015, America Móvil 4Q’15. Qpagos believes that there is opportunity for growth in the Mexican market and has expanded to service providers beyond the mobile telephone operators to service provides of electricity, transportation, utilities, municipal services and taxes, consumer credit installments, insurance premiums, and many more. Altogether as of the first quarter of 2016 our platform had integrated 160 such services.

Qpagos’ primary strategy in Mexico to date has been the attraction of service providers as well as the deployment of kiosks through Redpag Electrónicos, our kiosk management subsidiary. In 2015, Qpagos generated net revenues of $1,510,369 from its operations in Mexico. Qpagos’ primary source of revenue are fees it receives for processing payments made by consumers to service providers. Qpagos also generates revenue from non-payment services such as kiosk rentals and sales. Qpagos currently has in excess of 160 service providers integrated into its payment gateway, which includes all mobile phone providers in Mexico as well as most utility companies, financial services, entertainment venues and others. As of December 31, 2015, Qpagos has deployed over 270 kiosks and terminals. Qpagos’ kiosks and terminals can be found at convenience stores, next to metro stations, retail stores, airport terminals, education centers, and malls in major urban centers, as well as many small and rural towns.

In addition, Qpagos has contracted for an electronic wallet which should enable consumers to hold balances in its kiosks for future use or to receive change. Launched in the first quarter of 2016 customers can now use cash and/or stored value in order to pay for goods and services across physical or virtual environments interchangeably. Also in the first quarter of 2016, Qpagos launched its mobile app by which smart phone users can now access the exact menu of services available in our kiosks and make payments from the convenience of their phones. To upload cash to the app they do it at the kiosks through the electronic wallet.

Qpagos believes that its platform provides simple and intuitive user interfaces, convenient access and best-in-class services. Qpagos runs its network and process its transactions using a proprietary, advanced technology platform that leverages the latest virtualization, analytics and security technologies to create a fast, highly reliable, secure and redundant system. Qpagos believes that the breadth and reach of our network, along with the proprietary nature of its technology platform, differentiate it from its competitors and allow it to effectively manage and update its services and realize significant operating leverage with growth in volumes.

Management Discussion and Analysis of financial condition

The discussion and analysis of Qpagos’ financial condition and results of operations are based upon the audited consolidated financial statements as of December 31, 2015 and December 31, 2014 of Qpagos, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Qpagos to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis Qpagos reviews its estimates and assumptions. The estimates are based on our historical experience and other assumptions that Qpagos believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions.

Results of Operations for the year ended December 31, 2015 and December 31, 2014

Net revenues

Net revenues in Qpagos were $1,510,369 and $137,250 for the year ended December 31, 2015 and 2014 respectively, an increase of $1,373,119 or 1,000.5%. Qpagos operates in Mexico and its functional currency is the Mexican Peso. Qpagos’ revenue in Mexican Pesos increased to MXN 23,965,826 from MXN 1,825,991 for the year ended December 31, 2015 and 2014, respectively, an increase of MXN 22,139,835 or 1,212.5%. The increase in revenue in MXN terms is primarily due to an increase in the volume of prepaid airtime sold, directly attributable to the increased deployment of kiosks during the current year, and we also increased the number of our customers over the prior year. The average US $ exchange rate has strengthened against the MXN over the prior year, from $13.304133 to $15.867526 or 19.3%, which results in a lower revenue growth in US $ terms of $291,013.

Cost of goods sold

Cost of goods sold in Qpagos was $1,521,128 and $132,988 for the years ended December 31, 2015 and 2014, respectively, an increase of $1,388,140 or 1,043.8%. Qpagos operates in Mexico and its functional currency is the Mexican Peso. Qpagos’ cost of sales in Mexican Pesos increased to MXN 24,364,147 from MXN 1,769,291 for the year ended December 31, 2015 and 2014, respectively, an increase of MXN 22,594,856 or 1,277.1%. The increase in cost of sales in MXN terms is primarily due to the increase in the volume of prepaid airtime sold which is directly attributable to the increased deployment of kiosks during the current year and also includes a once off charge of MXN 2,625,728 for stand-alone kiosk components, cash and coin acceptors and printers, which were sourced separately from the kiosks and were retrofitted. Cost of goods consists primarily of services acquired from third parties, such as prepaid air time and the cost of the kiosks and any retrofitted components. The average US $ exchange rate has strengthened against the MXN over the prior year, from $13.304133 to $15.867526 or 19.3%, which results in a lower cost of sales in US $ terms of $293,085.

Gross (loss) profit

Gross (loss) in Qpagos was $(10,759) and gross profit in Qpagos was $4,262 for the years ended December 31, 2015 and 2014, respectively, an increase in loss of $15,021 or 352.4%. Qpagos operates in Mexico and our functional currency is the Mexican Peso. This increase in loss is primarily attributable to the once off charge for retrofitting the cash and coin acceptors and printers into our existing kiosk, discussed under cost of sales above.

Total expenses

Total expenses in Qpagos were $2,038,524 and $1,295,135 for the years ended December 31, 2015 and 2014, respectively, an increase of $743,389 or 57.4%. Qpagos operates in Mexico and our functional currency is the Mexican Peso. The average US $ exchange rate has strengthened against the MXN over the prior year, from $13.304133 to $15.867526 or 19.3%, which results in a lower total expenses of approximately $403,828 in US $ terms.

Total expenses consisted primarily of the following:

•	General and administrative expenditure was $2,000,714 and $1,264,535 for the years ended December 31, 2015 and 2014, respectively, an increase of $736,119 or 58.2%. Qpagos has operations in Mexico and a US holding company presence which incurs some expenditure.

▪	The general and administrative expenditure in Mexico increased to MXN 22,559,541 from MXN 15,111,165 for the years ended December 31, 2015 and 2014, respectively, an increase of MXN 7,448,376 or 49.3%. The increase is primarily due to:

o	Payroll expenses increased by MXN 4,255,172 or 85.4% to MXN 9,235,055 from MXN 4,979,883 due to an increase in our Mexican headcount from 18 to 31 contractors;
o	An increase in our foreign employees expenses of MXN 1,694,292 or 30.7% to MXN 7,205,134 from MXN 5,510,842, to assist with our software development;
o	An increase in importation costs of approximately MXN 587,098 due the importation of a higher volume of kiosks;
o	An increase in logistic expenditure as we increased our market penetration by deploying and installing kiosks nationwide.

▪	The general administrative expenses incurred by Qpagos in the US, during the 2015 year, amounted to US$ 422,600, which primarily consists of stock based compensation charges of $166,715 related to consulting agreements entered into with a management consultant; consulting fees paid to IT consultants and management consultants of $178,843 and general corporate legal expenditure of $48,327 due to the amount of legal activity involved in setting up the corporation; entering into the various reverse merger agreements with the Mexican operations and preparation of private placement memorandum for the fund raising completed during the current year.

Other (expense) income

Other expense in Qpagos was an expense of ($ 9,991) and an income of $2,419 for the years ended December 31, 2015 and 2014, respectively. Qpagos other expense consists of lease payments paid to store owners for placement of kiosks in their premises in the current year.

Interest expense, net

Interest expense in Qpagos of $3,319 during the current year consists primarily of interest on a loan due to YP Holdings, which was not exchanged for shares in Qpagos along with the other loans. This loan with a principal balance of $100,000 remains outstanding and earns interest at 12% per annum.

Foreign currency loss

The foreign currency loss in Qpagos was $466,920 and $200,875 for the years ended December 31, 2015 and 2014, respectively, an increase of $266,045. The increase is primarily due to the deterioration of the Mexican Peso against the US Dollar over the reporting period. All monetary assets and liabilities which are denominated in US $ that were either settled or remain outstanding at the year-end gave rise to an increase in the loss, there are also significant intercompany balances between the US holding company and the Mexican subsidiaries which arose during the 2015 year, as funds raised in the US were invested in the Mexican operations, these intercompany balances result in an increased foreign exchange loss. The average US $ exchange rate for the years ended December 31, 2015 and 2014, was $15.867526 and $13.304133, respectively, a strengthening of 19.3%, the rate of exchange as of December 31, 2015 and 2014, was $17.373473 and $14.71699, respectively, a strengthening of 18.1%.

Net loss

Qpagos incurred a net loss of $2,529,513 and $1,489,318, for the years ended December 31, 2015 and 2014, respectively, an increase of $1,040,195 or approximately 69.8%, and which consist of the various items discussed above.

Liquidity and Capital Resources.

To date, Qpagos’ primary sources of cash have been funds raised from the sale of its securities and the issuance of debt as well as revenue derived from operations. During the year ended December 31, 2015 Qpagos raised gross proceeds of $2,990,000 from the issuance of 2,392,000 common units at a price of $1.25 per unit, each unit consisting of one share of common stock and one warrant to acquire a share of common stock at an exercise price of $1.25 per share, the total share issue expenses incurred in this private placement amounts to $388,700, realizing net proceeds of $2,601,300. Qpagos also issued debt securities in the principal amount $685,001 to several private investors during the current year to fund the operations of the business through its development stage. The majority of these loans together with loan funds raised in the prior year of $2,324,422 were exchanged for common shares in Qpagos upon consummation of the reverse merger between the newly formed US corporation and the two Mexican operating companies, Redpag Electrónicos S.A.P.I. de C.V. and QPagos, S.A.P.I. de C.V. (the Mexican operating company). Included in the $685,001 is a debt security of $100,000, which was not converted to equity and is expected to be repaid in 2016. Qpagos will need to generate additional revenue from operations and/or obtain additional financing to pursue its business strategy or to take advantage of opportunities that may arise. These factors raise substantial doubt about its ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on the Qpagos consolidated financial statements as of and for the year ended December 31, 2015 with respect to this uncertainty. To meet our financing needs, we are considering multiple alternatives, including, but not limited to, additional equity financings and, debt financings and/or funding from partnerships. There can be no assurance that we will be able to complete any such transactions on acceptable terms or otherwise.

At December 31, 2015, Qpagos had cash of $832,159 and a working capital of $1,849,829. We believe that the current cash balances together with revenue anticipated to be generated from operations will be sufficient to meet Qpagos’ current working capital needs.

Qpagos utilized $2,678,026 and $2,270,858 of cash in operating activities for the years ended December 31, 2015 and 2014, respectively, an increase of $407,168 or 17.9%. Primarily due to an increase in operating losses of $1,040,195, discussed above, an increase in non-cash flow items of $172,339 primarily due to the equity based compensation charge of $166,715 for the current year; offset by a reduction in the investment in working capital of $460,688 over the prior year, primarily due to lower investment in inventory during the current financial year.

Qpagos utilized $219,779 and $132,171 in investing activities for the years ended December 31, 2015 and 2014, respectively, an increase of $87,608 or 66.3%. In the prior year, the company purchased plant and equipment during its development stage, during the current year, the investment consisted primarily of the acquisition of the license agreement from the Licensor for $215,000.

Qpagos raised $3,286,301 and $2,377,625 from investing activities for the years ended December 31, 2015 and 2014, respectively, an increase of $908,676 or 38.2%. The Company raised $2,324,422 and $685,001 in loan funds for the years ended December 31, 2014 and 2015, respectively. These loan funds, with the exception of $100,000 were converted into equity on August 31, 2015. Qpagos raised a net $2,601,300 after a placement agents’ commission of $388,700 through a private placement with Paulson during the current year. These funds were used to fund the operations and investing activities while Qpagos developed the Mexican market.

Qpagos has incurred an accumulated deficit of $4,019,428 through December 31, 2015 and incurred negative cash flow from operations of $2,678,026 for the year ended December 31, 2015. Qpagos has spent, and need to continue to spend, substantial amounts in connection with implementing its business strategy, including our planned product development effort and will be required to raise additional funding.

Qpagos has minimal commitments going forward, primarily a lease of premises, with a future commitment of $32,748 for the year ending December 31, 2016.

Qpagos entered into an additional ten-year licensing agreement with the Licensor on May 1, 2015, whereby it is committed to pay an annual license fee of $20,000 to the Licensor for an exclusive license for the Mexican market of certain revenue payment services.

The primary financial commitments of Qpagos as of the date hereof are payments owed under the License Agreement. The minimum commitments due under the license agreement is summarized as follows:

Amount

2016	$20,100
2017	20,100
2018	20,100
2019	20,100
2020 and thereafter	107,167
$187,567

EMPLOYEES

As of December 31, 2015, Qpagos had 2 full time employees, which are its and our executive officers and 31 full time contractors provided to Qpagos by an outsourcing company and designated to perform full the services to Qpagos and no part time employees. None of these employees are subject to collective bargaining agreements. Neither we nor Qpagos have employment agreements with any employees other than our Chief Executive Officer, Gaston Pereira and our Chief Operating Officer, Andrey Novikov. See “Executive Compensation.” Qpagos also enters into consulting arrangements for IT and operational services.

DESCRIPTION OF PROPERTIES

Qpagos leases approximately 1,600 square feet in Mexico City at Paseo de la Reforma 404, where its corporate offices are located. The lease is for a term of 36 months with a three month termination clause. The current lease commenced in December 16, 2013, expires in December 16, 2016 and provided for a monthly rental of approximately $3,425 for 2014 and $2,929 for 2015. The annual rental payments for 2016 are expected to be approximately $32,748. We believe these facilities are in good condition and adequate to meet our current and anticipated requirements. We believe our leased office space is adequate for its current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 12, 2016 for:

●	each of our directors and nominees for director;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 54,954,000 shares of our common stock. We have deemed shares of our common stock subject to warrants that are currently exercisable within 60 days of May 12, 2016 to be outstanding and to be beneficially owned by the person holding the warrant or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the mailing address of each beneficial owner is c/o QPAGOS Corporation, 1900 Glades Road., Suite 265, Boca Raton, Florida 33431.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included		Percentage of Common Stock Beneficially Owned

Gaston Pereira (Chief Executive Officer)	2,880,000	(1)	5.2%

Andrey Novikov (Chief Operating Officer)	1,440,000	(2)	2.6%

Sam Harake (Director)	3,865,000	(3)	6.9%

Mark Korb (Chief Financial Officer)	25,000	(4)	*

Irina Galikhanova	3,800,000	(5)	6.9%

Panatrade Business Limited	3,507,540	(6)	6.4%

Delinvest Commercial Ltd.	4,047,781	(7)	7.4%

Olga Akhmetova	3,889,448	(8)	7.1%

Huppay Global Corp.	5,965,430	(9)	10.9%

Newvello Ltd.	3,200,000	(10)	5.8%

Strategic IR	3,150,000	(11)	5.7%

Gibbs International, Inc.	4,300,000	(12)	7.8%

All officers and directors as a group (4 persons)	6,265,000		11.4%

*Less than 1%

(1)	Consists of 2,880,000 shares of Asiya common stock that were exchanged for 1,440,000 shares of Qpagos common stock
(2)	Consists of 1,440,000 shares of Asiya common stock that were exchanged for 720,000 shares of Qpagos common stock
(3)	Consists of 1,920,000 shares of Asiya common stock that is owned by Eurosa, Inc., which were exchanged for 960,000 shares of Qpagos common stock. Sam Harake is the principal of Eurosa, Inc. Also consists of 1,065,000 shares of Asiya common stock issued to Gibbs Investment Holdings for consulting services that were exchange for 532,500 shares of Qpagos common stock. Sam Harake is the manager of Gibbs Investment Holdings. Also includes warrants exercisable for 880,000 shares of Asiya common stock
(4)	Consists of 25,000 shares of Asiya common stock that were purchased in connection with the Merger
(5)	Consists of 3,800,000 shares of Asiya common stock that were exchanged for 1,900,000 shares of Qpagos common stock
(6)	Consists of 3,507,540 shares of Asiya common stock that were exchanged for 1,753,770 shares of Qpagos common stock. The principal of Panatrade Business Limited is Fermin Milciades Castanedas Chacon or by Power of Attorney Victor Amirov and the address is Parque Lefevre Condominio Maria Nr. 5B Republic of Panama
(7)	Consists of 3,889,448 shares of Asiya common stock that were exchanged for 1,944,724 shares of Qpagos common stock and 158,333 common shares that were purchased in a private sale of Asiya stock. The principal of Delinvest Commercial Ltd. is Alex Motorin and the address is Drake Chambers, P.O. Box 3321 Road Town, Tortola, British Virgin Islands
(8)	Consists of 3,889,448 shares of Asiya common stock that were exchanged for 1,944,724 shares of Qpagos common stock. The address for Olga Akhmetova is 9 Gzhatskaya Street, Apt. 100, Saint Petersburg, Russia 195220
(9)	Consists of 5,965,430 shares of Asiya common stock that were exchanged for 2,982,715 shares of Qpagos common stock. The principal of Huppay Global Corp. is Director, A.J.K. CORPORATE MANAGEMENT INC., represented by Cherlin Armstrong as a sole director and the address is 33 Porter Road. P.O. Box 3169 PMB 103. Road Town, Tortola, British Virgin Islands
(10)	Consists of 3,200,000 shares of Asiya common stock that was exchange for 1,600,000 shares of Qpagos common stock. The principal of Newvello Ltd. is Vladimir Skigin and the address is P.O. Box 146, Road Town, Tortola, British Virgin Islands

(11)	Consists of 1,250,000 shares of Asiya common stock that were exchanged for 625,000 shares of Qpagos common stock and 1,900,000 common shares that were purchased in a private sale of Asiya stock. The principal of Strategic IR is Anna Mosk who address is 109 E. 17-th Street #25, Cheyenne, WY 82001
(12)	Consists of 2,800,000 shares of Asiya common stock that were exchanged for 1,400,000 shares of Qpagos common stock and 1,500,000 common shares that were acquired by Gibbs International, Inc. in a private sale of Asiya stock. Jimmy Gibbs is the principal of Gibbs International, Inc. The address of Gibbs International, Inc. is 9855 Warren H. Abernathy Highway, Spartanburg, South Carolina 29301

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The table below sets certain information concerning our executive officers and directors as of the closing of the Merger, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our certificate of incorporation, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position

Gaston Pereira	69	Chief Executive Officer and Chairman of the Board
Andrey Novikov	44	Chief Operating Officer, Secretary and Director
Sam Harake	48	Director
Mark Korb	48	Chief Financial Officer

The following information pertains to the members of our Board effective as of the closing of the Merger, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

Gaston Pereira - President, Chief Executive Officer and Chairman of the Board

Since the incorporation of Qpagos, Mr. Pereira has served as its President, Chief Executive Officer and Chairman of the Board and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. since their incorporation in Mexico in November 2013. From August 2013 until November 2013, Mr. Pereira served as a consultant to Panatrade, Inc., an international business consulting firm, where he was responsible for the research and development of a strategy for implementation of electronic payment services in Mexico. Panatrade, Inc. was the largest stockholder of Qpagos and Redpag until it distributed its interest in each of Qpagos and Redpag to its stockholders. From July 2012 until July 2013, he served as the Chief Marketing Officer of Liberty Card, Inc., where he was responsible for developing the strategy for the 24/7 CARD. From June 2010 until July 2012, he was President of SUMACARD, a program manager for prepaid debit cards. He also served as the President of STAR Strategic Partners, LLC, a consulting firm from January 2009 until July 2012, providing market and telecom consulting to the Hispanic market and from March 2004 until October 2008, he served as Chief Sales and Marketing Officer for SIGUE, Corp. a money transfer operator. We chose Mr. Pereira to serve as a member of our Board of Director due to his vast knowledge of the Hispanic market and our industry, as well extensive experience in banking in the region (CITIBANK), as well as in the telecom industry (Bell Atlantic, Tellabs).

Andrey Novikov - Chief Operating Officer and Director

Mr. Novikov has served as the Chief Operating Officer and a director of Qpagos and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V. since their incorporation in Mexico since April 2014. Mr. Novikov served as the QIWI Vice President of International Business Development from May 2008 until 2012, where as Vice President of International Business Development he had a leading role in QIWI startups in several countries, including China, Brazil, Argentina, Chile, and Peru. From December 2012 until October 2014, Mr. Novikov serves as an adviser for QIWI International Development. We chose Mr. Novikov to serve as a member of our Board of Director due to his vast knowledge of the industry.

Sam Harake, Director

Mr. Harake was appointed to our Board of Directors in May 2016.  He is currently a partner/managing director of Gibbs Investment Holding, a multi-class asset investment company, including technology, energy and software development businesses. From 2009 to 2015 he was the principal of Eurofund Holdings, a holding company that invests in technology companies, customer support businesses, online sales and marketing verticals. From 2008 to 2015, Mr. Harake served as an advisor to the president of the Union of Comoros, Ambassador at Large and the Honorary Consul of the Union of Comoros in Turkey, Comoros Alt Rep at the United Nations. From 2004 to 2006 he served as the Middle East Representative of Eurosa Corporation Ltd, an international trading house. Mr. Harake’s international business experience makes him a valuable member of our Board of Directors.

Mark Korb, Chief Financial Officer

Mark Korb has served as the Chief Financial Officer of Qpagos since June 2015 and as the Chief Executive Officer of Asiya from May 6, 2016 until May 12, 2016 and Chief Financial Officer of Asiya since May 6, 2016.  Mr. Korb has over 20 years’ experience with high-growth companies and experience taking startup operations to the next level.  Mr. Korb also serves as Chief Financial Officer of Icagen, Inc. a biotech company and First South Africa Management, a company. First South Africa Management provides financial management and strategic management services to various companies.

From 2007 to 2009 Mr. Korb was the group chief financial officer and director of Foodcorp (Proprietary) Limited (“Foodcorp”), a multimillion dollar consumer goods company based in South Africa. In his role as chief financial officer, Mr. Korb delivered operational and strategic leadership for the full group financial function during a period of change including Mergers, acquisitions and organic growth. As a board director he cultivated relationships with shareholders, bond holders, financial institutions, rating agencies, and auditors. Mr. Korb was also responsible for leading the group IT strategy and implementation and supervised 16 direct reports including 10 divisional financial directors. From 2001 to 2007 Mr. Korb was the group Chief Financial Officer of First Lifestyle, initially a publicly traded company on the Johannesburg Stock Exchange in South Africa which was then purchased by management which included Mr. Korb. He anchored the full group financial function with responsibility for mergers and acquisitions activity, successfully leading the process whereby the Company was sold to Foodcorp mentioned above. Upon completion of the merger, Mr. Korb was appointed as the group Chief Financial Officer of Foodcorp.

Involvement in Legal Proceedings

To the Company’s knowledge, none of our officers or our directors has, during the last ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the Company’s knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Arrangements for Appointment of Directors and Officers

Pursuant to the Merger Agreement, as of the Closing Date, Qpagos has the right to appoint each of the directors of the Company and has the right to designate all of the executive officers of the Company.

The disclosures set forth in Item 5.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our certificate of incorporation, our Board is elected annually as a single class.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o the Corporate Secretary at QPAGOS Corporation, 1900 Glades Road, Suite 265, Boca Raton, Florida 33431. Our corporate secretary will forward stockholder communications to our board of directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

Code of Business Conduct and Ethics

Effective as of May 12, 2016, the Company adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the Securities and Exchange Commission;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at QPAGOS Corporation, 1900 Glades Road, Suite 265, Boca Raton, Florida 33431.  A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to this Current Report on Form 8-K.

CORPORATE GOVERNANCE

Board Committees

Our board of directors intends to establish an audit committee, a nominating and governance committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The nominating and governance committee will assist our board of directors in fulfilling its oversight responsibilities and identify, select and evaluate our board of directors and committees. No final determination has yet been made as to the memberships of the other committees.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our board of directors and chief executive officer positions are currently the same person, Mr. Pereira. Our bylaws do not require our board of directors to separate the roles of chairman and chief executive officer but provides our board of directors with the flexibility to determine whether the two roles should be combined or separated based upon our needs.  Our board of directors believes the combination of the chairman and the chief executive officer roles is the appropriate structure for the company at this time. Our board of directors believes the current leadership structure serves as an aid in the board of directors’ oversight of management and it provides us with sound corporate governance practices in the management of our business.

Risk Management

The board of directors discharges its responsibilities, and assesses the information provided by our management and the independent auditor, in accordance with its business judgment.  Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership.  Our board of directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management as management works to manage risks in the business. Our board of directors intends to establish board committees to assist the full board of directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee. For example, the compensation committee will oversee risks related to our executive compensation plans and arrangements, the audit committee will oversee the financial reporting and control risks and the nominating and governance committee will oversee risks associated with the independence of our board of directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee will report on the discussions of the applicable relevant risk to the full board of directors during the committee reports portion of the board of directors meetings. The full board of directors will incorporate the insight provided by these reports into its overall risk management analysis.

Meetings

No director who served as a director during the past year of Qpagos attended fewer than 75% of the aggregate of the total number of meetings of the Qpagos board of directors.

EXECUTIVE COMPENSATION

Qpagos became our wholly owned subsidiary as a result of the consummation of the Merger on May 12, 2016. The following table summarizes all compensation earned in each of Qpagos and its subsidiaries during its last two fiscal years ended December 31, 2015 and 2014 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of Qpagos as of the end of the last completed fiscal year. The tables below reflect the compensation for the Qpagos executive officers who are also named executive officers of the combined company.

Summary Compensation Table

The following table lists the summary compensation of Qpagos and its subsidiaries named executive officers for the prior two fiscal years (Qpagos was incorporated in 2015 and its subsidiaries were incorporated in 2013):

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	All other comp.		Total

Gaston Pereira/Chief Executive Officer (1)	2015	$240,000	-	$288,000	-	$21,600	[a]	$549,600
	2014	$240,000	-	$-	-	$21,600	[a]	$261,600

Andrey Novikov/Chief Operating Officer (2)	2015	$165,976	-	$144,000	-	$51,946	[b]	$361,922
	2014	$103,446	-	-	-	$14,780	[c]	$118,226

Mark Korb/Chief Financial Officer (3)	2015	$37,500	-	-	-	-		$37,500
	2014	$-	-	-	-	-		-

(a)	Consists of an annual housing allowance of $21,600.
(b)	Consists of a housing allowance of $25,946, a vehicle allowance of $16,000 and a relocation allowance of $10,000
(c)	Consists of a housing allowance of $14,780

(1)	Mr. Pereira has served as the President, Chief Executive Officer and Treasurer and a director of Qpagos and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electronicos S.A.P.I. de C.V. since their incorporation in Mexico in November 2013.
(2)	Mr. Novikov has served as our Chief Operating Officer and a director of Qpagos and has served in the same capacity for each of Qpagos, S.A.P.I. de C.V. and Redpag Electronicos S.A.P.I. de C.V. since their incorporation in Mexico in April 2014.
(3)	Mr. Korb has served as Chief Financial Officer of Qpagos since June 2015. Qpagos pays Mr. Korb’s employer, First South Africa Management a fee of $7,500 per month.

Agreements with Named Executive Officers

On May 18, 2015, Qpagos entered into a three-year employment agreement with Gaston Pereira to serve as its Chief Executive Officer, President and Treasurer. During the term of the employment agreement, Mr. Pereira receives an annual base salary of not less than $240,000 and is entitled to an annual performance cash bonus targeted at up to 50% of his base salary, in the discretion of the board of directors. Mr. Pereira was issued 1,440,000 shares of Qpagos common stock that vest on the one-year anniversary of the date of issuance. Mr. Pereira is generally entitled to receive all other benefits provided to other employees, including health and disability insurance. He also receives a housing allowance of $1,800 a month. The agreement also provides for a one- time payment of moving expenses up to $25,000 and $10,000 of reimbursement of fees of a tax attorney for professional services regarding legal advice in connection with the employment agreement.

On May 18, 2015, Qpagos entered into a three-year employment agreement with Andrey Novikov to serve as its Chief Operating Officer and Secretary. During the term of the employment agreement, Mr. Novikov receives an annual base salary of not less than $180,000 and is entitled to an annual performance cash bonus targeted at up to 50% of his base salary, in the discretion of the board of directors. Mr. Novikov was issued 720,000 shares of Qpagos common stock that vest on the one year anniversary of the date of issuance. Mr. Novikov is generally entitled to receive all other benefits provided to other employees, including health and disability insurance. He also receives a housing allowance of approximately $2,000 a month. The agreement also provides for a one- time payment of moving expenses up to $15,000.

The employment agreement with each of Mr. Pereira and Mr. Novikov (the “Employment Agreements”) also include confidentiality obligations and inventions assignments by each of Mr. Pereira and Mr. Novikov (the “Executives”) and non-solicitation and non-competition provisions.

The Employment Agreements have a stated term of three years but may be terminated earlier pursuant to their terms. If the Executive’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by us without Cause or by the Executive for Good Reason (as each is defined below) then in addition to paying the Accrued Obligations, (x) we will continue to pay his then current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of 12 months and (y) he shall have the right to exercise any vested equity awards until the earlier of six months after termination or the remaining term of the awards, or (ii) by reason of his death or Disability (as defined in the Employment Agreements), then in addition to paying the Accrued Obligations, he would have the right to exercise any vested options until the earlier of six months after termination or the remaining term of the awards. In such event, if the Executive commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein will terminate.

The Employment Agreements provide that upon the closing of a “Change in Control” (as defined below), all unvested options shall immediately vest and the time period that the Executive will have to exercise all vested stock options and other awards that the Executive may have will be equal to the shorter of: (i) six months after termination, or (ii) the remaining term of the award(s). If within one year after the occurrence of a Change in Control, the Executive terminates his employment for “Good Reason” or we terminate his employment for any reason other than death, disability or Cause, the Executive will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two times the sum of the base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under our annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits.

For the purposes of the Employment Agreement “Change in Control” is defined as: (i) any person or entity becoming the beneficial owner, directly or indirectly, of our securities representing 50% of the total voting power of all its then outstanding voting securities; (ii) a Merger or consolidation of our company in which its voting securities immediately prior to the Merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the Merger or consolidation; or (iii) a sale of substantially all of our assets or our liquidation or dissolution.

For purpose of the Employment Agreement, “Good Reason” is defined as the occurrence of any of the following events without Executive’s consent: (i) a material reduction in the Executive’s base salary (other than an across-the-board decrease in base salary applicable to all of our executive officers; (ii) a material breach of the employment agreement by us; (iii) a material reduction in the Executive’s duties, authority and responsibilities relative to the Executive’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of the Executive’s principal place of employment, without Executive’s consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation.

For purposes of the Employment Agreements, “Cause” is defined as (i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of our company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of our company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred; (iii) Executive's breach of any of the representations, warranties or covenants set forth in the Employment Agreement; or (iv) Executive's continuing, repeated, willful failure or refusal to perform his duties required by the Employment Agreement, provided that Executive shall have first received written notice from us stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of.

Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards held by Qpagos’ named executive officers at December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS (1)					STOCK AWARDS
			Equity Incentive Plan					Equity Incentive Plan	Equity Incentive Plan Awards:
			Awards:				Market	Awards:	Market
	Number of	Number of	Number of			Number of	Value of	Number of	or Payout
	Securities	Securities	Securities			Shares or	Shares or	Unearned	Value of
	Underlying	Underlying	Underlying			Units of	Units of	Shares, Units or	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Other Rights	Units or Other
	Options	Options	Unearned	Exercisable	Expiration	have Not	have not	that have Not	Rights that have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Not Vested

Gaston Pereira	-	-	-	-	-	2,880,000	$288,000	-	-

Andrey Novikov	-	-	-	-	-	1,440,000	$144,000	-	-

Mark Korb	-	-	-	-	-	-	-	-	-

Director Compensation

Qpagos did not pay any fees to any of our directors for their service as directors; however, each of Messrs. Pereira and Novikov received compensation for service as officers of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of any transaction occurring since January 1, 2014 for Qpagos and its subsidiaries since November 1, 2014 for Asiya, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions:

In May 2015, Qpagos issued 2,880,000 (1,440,000 prior to entering into the merger agreement) shares of common stock to Gaston Pereira, in consideration of his services to be rendered as our Chief Executive Officer, and 1,440,000 (720,000 prior to entering into the merger agreement) shares of common stock to Andrey Novikov in consideration of his services to be rendered as our Chief Operating Officer.

On February 11, 2016 Qpagos entered into a consulting agreement with Yogipay Corporation, to provide consulting services to Yogipay Corporation in establishing operations in the United States similar to those conducted by Qpagos. In consideration of the provision of the services Qpagos was issed 3,000,000 shares of common stock of Yogipay Corporation. Mr. Harake is the manager of Gibbs Investment Holdings, the owner of 30.5% of the outstanding equity of Yogipay Corporation, and his spouse also owns 30.5% of the outstanding equity of Yogipay Corporation.

In February 2016, Qpagos issued 1,065,000 (532,000 prior to entering into the merger agreement) and 1,920,000 (960,000 prior to entering into the merger agreement) shares of common stock to Gibbs Investment Holdings and Eurosa, Inc., respectively, entities controlled by Sam Harake.

Asiya

None

Review and Approval of Transactions with Related Persons

In reviewing and approving transactions with related persons, Qpagos’ board of directors considered all material factors in relation to such related person’s role in a proposed transaction, including, without limitation, the related person’s indirect or direct financial interest in the proposed transaction, other interests such related person may have in the proposed transaction, the terms and conditions of the proposed transaction, and whether such transaction is on an equivalent to arms-length basis. After reviewing and factoring all these considerations, Qpagos’ board of directors, determined whether to approve the proposed transaction with the respective related person. While Qpagos did not have any written polices with respect to review and approval of any such transactions with related persons, Qpagos’ believes the processes its board of directors has followed ensure the appropriateness of its entry into such transactions with related persons and that they were entered into on terms on an equivalent basis to an arms-length transaction.

Director Independence

Board of Directors

The Board, in the exercise of its reasonable business judgment, has determined that none of our directors qualifies as an independent director pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations. Mr. Pereira and Mr. Novikov currently employed as our and Qpagos Chief Executive Officer and Chief Operating Officer respectively, and therefore would not be considered independent directors. Mr. Harake is one of our consultants and has received cash compensation valued in excess of $100,000 and therefore would not be considered independent.

Potential Conflicts of Interest

Since we did not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

LEGAL PROCEEDINGS

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings, governmental actions investigations or claims are currently pending against us or involve us.

RECENT SALES OF UNREGISTERED SECURITIES

In May 2015, Qpagos issued 1,667,150 (833,575 prior to entering into the merger agreement) shares of Common Stock to a consultant, in consideration of his services rendered. The issuances of the Common Stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

In May 2015, Qpagos issued 2,880,000 (1,440,000 prior to entering into the merger agreement) shares of common stock to Gaston Pereira, in consideration of his services to be rendered as our Chief Executive Officer, and 1,440,000 (720,000 prior to entering into the merger agreement) shares of Common Stock to Andrey Novikov in consideration of his services to be rendered as our Chief Operating Officer. The issuances of the Common Stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

In May 2015, Qpagos issued an aggregate of 29,094,222 (14,547,111 prior to entering into the merger agreement) shares of Common Stock to seventeen investors in consideration of the extinguishment of debt owed its subsidiaries. The issuance of the Common Stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

From May 2015 until December 2015 Qpagos raised $2,990,000 in a private financing of units and sold 2,392,000 units, each unit consisting of one share of common stock and one warrant to purchase common stock at an exercise price of $1.25 per share. The issuance of the warrants and common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933. After giving effect to the reverse merger, the 2,392,000 common shares outstanding were converted into 4,784,000 shares of Asiya Common Stock and the warrants are now exercisable for 4,784,000 common shares. In addition, we also issued to the placement agent in the offering 717,600 (358,800 prior to entering into the reverse merger agreement) warrant units each warrant unit consisting of a warrant to purchase one share of common stock and one additional warrant to purchase common stock, each at an exercise price of $1.25 per share. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

In June 2015, Qpagos issued 2,010,984 (1,005,492 prior to entering into the reverse merger agreement) shares of Common Stock to a consultant, in consideration of his services rendered. The issuances of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

In February 2016, Qpagos issued an aggregate of 5,145,000 (2,572,500 prior to entering into the reverse merger agreement) shares of our Common Stock to four consultants as consideration for consulting services. The issuances of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

The description of the Merger in Item 2.01 is incorporated herein by reference. The issuance of the Common Stock was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, promulgated under the Securities Act.

CONTROLS AND PROCEDURES

This report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the company’s registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Pink Markets under the symbol “ASYP” To date, there has been limited trading in our common stock.

As of May 12, 2016 there were approximately 52 record holders of our common stock.

We paid no dividends or made any other distributions in respect of our common stock since inception and we have no plans to pay any dividends or make any other distributions in the future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share and 25,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Of the authorized Common Stock, 54,954,000 shares are outstanding as of immediately after the closing of the Merger and after giving effect to the shares to be issued to the former Qpagos stockholders as a result of the Merger. The holders of our Common Stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our Common Stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our Common Stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our Common Stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our Common Stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our Common Stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our Common Stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Preferred Stock

There are no shares of preferred stock outstanding.

Warrants

Pursuant to the terms of the Merger, we have assumed the warrants previously issued by Qpagos which after the Merger will be exercisable for a total of 6,219,200 shares of Common Stock. These warrants have a term of five years, are immediately exercisable and have an exercise price of $1.25 per share. The warrant holders are entitled to registration rights as described below. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends, stock combinations or similar events affecting our common stock. This description of the warrants does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the form of warrant which is filed as an exhibit to this Current Report on Form 8-K.

Registration Rights

Qpagos entered into a Registration Rights Agreement with each investor in our 2015 private placement pursuant to which we have agreed to register the resale of the shares of Common Stock and shares of Common Stock underlying the Warrants that were issued to investors in Qpagos’ 2015 private placement and the shares of Common Stock underlying the warrants issued to the placement agent for the 2015 private placement (i) 90 days following the date on which our Common Stock begins trading on an exchange or in the over-the-counter market in the United States or (ii) if our fiscal year end falls within such 90-day period, 30 days following the date on which we would be required to file our Annual Report on Form 10-K.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our By-Laws and Delaware Law

Anti-takeover Effects of Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include Mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay Mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Currently, we have no Nevada stockholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Asiya was a shell company prior to the filing of this Current Report on Form 8-K. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our stockholders will be able to sell their shares of our common stock from and after the one year anniversary of our filing of current comprehensive disclosure in this Current Report on Form 8-K without registration.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) and (b) of this Current Report on Form 8-K are incorporated by reference into this item.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures set forth in Item 4.01 of this Current Report on Form 8-K are incorporated by reference into this item.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The exhibits described in Item 9.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Item 4.01.	Change in Registrant’s Certifying Accountant.

The financial statements as of and for the year ended December 31, 2015, and 2014 and for the period from September 16, 2013 (date of inception) through December 31, 2015, of our newly acquired Delaware subsidiary were previously audited by RBSM LLP. Accordingly, financial statements prepared by Asiya for the two year period ended October 31, 2015, were audited by LBB & Associates Ltd, LLP (“LBB”) which statements were relied upon, in part in preparing the unaudited pro forma condensed combined Financial Statements annexed as an exhibit to this Report.

As the result of the Merger, Qpagos has become our subsidiary and, therefore, as of such date (e.g. review of the quarterly report for the period ended April 30, 2016 and thereafter) the independent registered public accounting firm of the Company, RBSM LLP., will continue to act as the auditor for the Company and Qpagos until their resignation or removal.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

•	The dismissal of LBB, which took effect on May 12, 2016, and appointment of the new independent registered public accounting firm, RBSM LLP., which took effect on May 12, 2016, were related solely to the change of control of Asiya resulting from our acquisition of Qpagos, and was not related in any way to any disagreement with LBB.

•	LBB’s report on the financial statements of Asiya as of and for the two year period ended October 31, 2015, did not contained any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for LBB’s audit report dated December 10, 2015, which contains an explanatory paragraph that cited certain conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

•	The decision to utilize the Company’s current accountants was approved by the Company’s board of directors, as the Company does not have an audit committee.

•	During the years ended October 31, 2014 and 2015 and in the subsequent period through May 12, 2016 (the date of dismissal of LBB) neither the Company, nor, based on information, QPAGOS Corporation, has had any disagreements with LBB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

•	During the year ended October 31, 2015 and in the subsequent interim period through May 12, 2016, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K.

•	During the Company’s two most recent years and in the subsequent interim period through May 12, 2016, the Company did not consult with RBSM LLP regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or with any of the matters outlined in Item 304(a)(2)(ii) of Regulation S-K.

A copy of the disclosure made herein by the Company has been provided to LBB prior to the date of filing of this Report with the Securities and Exchange Commission, and the independent registered public accounting firm have been requested to furnish the Company with a copy of a letter addressed to the Commission stating that it agrees with the statements made by the Company in this Item 4.01 of this Report. A copy of this letter has been filed as an exhibit to this Report.

Item 5.01.	Changes in Control of Registrant.

The disclosures set forth in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item.

Upon consummation of the Merger, each share of Qpagos’ capital stock issued and outstanding immediately preceding the Merger was converted into the right to receive two shares of our common stock. Additionally, upon consummation of the Merger, Asiya assumed all of Qpagos’ warrants issued and outstanding immediately prior to the Merger, which are now exercisable for shares of our common stock, respectively. Following the Merger, Qpagos’ former stockholders now hold approximately 91% of the Company Common Stock outstanding.

Upon consummation of the Merger, we expanded our Board from one to three directors, each of whom was a director designated by Qpagos.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, Mark Korb resigned from the board of directors and from any committee of the board of directors of which he was a member. In addition, Mark Korb resigned as our President and Chief Executive Officer, also effective as of the Closing Date; however, he remains as our Chief Financial Officer.

Also in connection with the closing of the Merger, Gaston Pereira, Andrey Novikov and Sam Harake became members of our board of directors, with Mr. Pereira serving as the Chairman of the board of directors. Mr. Pereira, the Chief Executive Officer of Qpagos, became our Chief Executive Officer, Andrey Novikov became our Chief Operating Officer and Secretary and Mark Korb remained as our Chief Financial Officer.

Accordingly, after consummation of the Merger, our Board consists of Gaston Pereira, Andrey Novikov and Sam Harake. Our executive officers are Gaston Pereira, Chief Executive Officer; Mark Korb, Chief Financial Officer and Andrey Novikov, Chief Operating Officer.

The disclosures set forth under the headings “Form 10 Information—Directors and Officers,” “Form 10 Information—Executive Compensation” and “Form 10 Information—Certain Relationships and Related Transactions and Director Independence” of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Item 5.06.	Change in Shell Company Status.

As the result of the transactions effected by the closing of the Merger, as described above under Item 2.01 of this Current Report, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934. The disclosures under the heading “The Merger” set forth in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.06.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of the Businesses Acquired and of Asiya

In accordance with Item 9.01(a) Qpagos’ audited financial statements for the years ended December 31, 2015 and December 31, 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K;

(b)	Pro Forma Financial Information is filed in this Current Report on Form 8-K as Exhibit 99.2

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2016, by and among Asiya Pearls, Inc., QPAGOS Merge, Inc. and QPAGOS Corporation *
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Form of Warrants issued to Investors*
4.2	Form of Warrant issued to Placement Agent and its designees*
10.1	Sublicense Agreement between Janor Enterprises and Qpagos Corporation dated May 1, 2015*
10.2	Additional Agreement No. 1 to Sublicense Agreement between Janor Enterprises and Qpagos Corporation dated November 1, 2015*
10.3†	Employment Agreement Gaston Pereira*
10.4†	Employment Agreement Andrey Novikov*
10.5	Form of Securities Purchase Agreement*
10.6	Placement Agent Agreement*
10.7	Form of Registration Rights Agreement*
10.8	Consulting Agreement between Qpagos Corporation and Yogipay Corporation dated February 11, 2016*
10.9	Consulting Agreement between Qpagos Corporation and Eurosa Inc. dated February 11, 2016*
14.1	Code of Ethics*
16.1	Letter from LBB & Associates Ltd; LLP to SEC*
99.1	QPAGOS Corporation audited financial statements for the fiscal years ended December 31, 2015 and 2014*
99.2	Pro Forma Financial Information*

*	Filed herewith

†	Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QPAGOS Corporation

Date: May 13, 2016	By: /s/ Gaston Pereira
Gaston Pereira
Chief Executive Officer